Exhibit 99.2

Goldman Sachs & Co. | 85 Broad Street | New York, New York 10004 | Tel: 212 902 1000

Opening Transaction

To:	Station Casinos Inc 2411 West Sahara Avenue Las Vegas, NV 89102

A/C:	040-980013

From:	Goldman, Sachs & Co.

Re:	Accelerated Stock Buyback

Ref. No:	As provided in the Trade Notification

Date:	April 3, 2006

This master confirmation (“Master Confirmation”), dated as of April 3, 2006, is intended to supplement the terms and provisions of certain Transactions (each, a “Transaction”) entered into from time to time between Goldman, Sachs & Co. (“GS&Co.”) and Station Casinos Inc (“Counterparty”). This Master Confirmation, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction. The terms of any particular Transaction shall be set forth in (i) a Supplemental Confirmation in the form of Schedule A hereto (a “Supplemental Confirmation”), which shall reference this Master Confirmation and supplement, form a part of, and be subject to this Master Confirmation and (ii) a Trade Notification in the form of Schedule B hereto (a “Trade Notification”), which shall reference the relevant Supplemental Confirmation and supplement, form a part of, and be subject to such Supplemental Confirmation. This Master Confirmation, each Supplemental Confirmation and the related Trade Notification together shall constitute a “Confirmation” as referred to in the Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Master Confirmation. This Master Confirmation, each Supplemental Confirmation and the related Trade Notification evidence a complete binding agreement between the Counterparty and GS&Co. as to subject matter and the terms of each Transaction to which this Master Confirmation, such Supplemental Confirmation and Trade Notification relate and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

This Master Confirmation, each Supplemental Confirmation and each Trade Notification supplement, form a part of, and are subject to an agreement in the form of the 1992 ISDA Master Agreement (Multi-Currency Cross Border) (the “Agreement”) as if GS&Co. and Counterparty had executed the Agreement on the date of this Master Confirmation (but without any Schedule except for (i) the election of Loss and Second Method, New York law (without regard to the conflicts of law principles) as the governing law and US Dollars (“USD”) as the Termination Currency, (ii) the election that subparagraph (ii) of Section 2(c) will not apply to Transactions, (iii) the replacement of the word “third” in the last line of Section 5(a)(i) with the word “first” and (iv) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to Counterparty, with a “Threshold Amount” of USD 50 million). All provisions contained or incorporated by reference in the Agreement shall govern this Master Confirmation, each Supplemental Confirmation and each Trade Notification except as expressly modified herein.

If, in relation to any Transaction to which this Master Confirmation, a Supplemental Confirmation and a Trade Notification relate, there is any inconsistency between the Agreement, this Master Confirmation, any Supplemental Confirmation, any Trade Notification and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Trade Notification, (ii) such Supplemental Confirmation; (iii) this Master Confirmation; (iv) the Agreement; and (v) the Equity Definitions.

1.             Each Transaction constitutes a Share Forward Transaction for the purposes of the Equity Definitions. Set forth below are the terms and conditions which, together with the terms and conditions set forth in the related Supplemental Confirmation and Trade Notification (in respect of the relevant Transaction), shall govern each such Transaction.

General Terms:

Trade Date:	For each Transaction, as set forth in the Supplemental Confirmation.

Buyer:	Counterparty

Seller:	GS&Co.

Shares:	Shares of common stock, par value $0.01, of Counterparty (Ticker: STN)

Forward Price:	The arithmetic average of the VWAP Prices for each Exchange Business Day in the Calculation Period.

VWAP Price:

For any Exchange Business Day, the New York Stock Exchange 10b-18 Volume Weighted Average Price per Share for the regular trading session (including any extensions thereof) for such Exchange Business Day (without regard to pre-open or after hours trading outside of any regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time on such Exchange Business Day, on Bloomberg page “STN.N <Equity> AQR_SEC” (or any successor thereto).

Calculation Period:

The period composed of the Exchange Business Days from and including the first Exchange Business Day following the Hedge Completion Date to and including the Termination Date (as adjusted in accordance with the provisions herein).

Termination Date:

For each Transaction, as set forth in the Supplemental Confirmation, or, if such date is not an Exchange Business Day, the next following Exchange Business Day, or, if such date is not an Exchange Business Day, the next following Exchange Business Day (as the same may be postponed in accordance with the provisions herein); provided that GS&Co. may elect to accelerate the Termination Date to any date on or after the First Acceleration Date.

First Acceleration Date:	For each Transaction, as set forth in the Supplemental Confirmation.

Hedge Period:	The period composed of the Exchange Business Days from and including the Trade Date to and including the Hedge Completion Date (as adjusted in accordance with the provisions herein).

Hedge Completion Date:

For each Transaction, the Exchange Business Day on which GS&Co. finishes establishing its initial Hedge Positions in respect of such Transaction, as reasonably determined by GS&Co., which date shall be as set forth in the Supplemental Confirmation and Trade Notification (as the same may be postponed in accordance with the provisions herein).

Hedge Period Reference Price:	The arithmetic average of the VWAP Prices for each Exchange Business Day in the Hedge Period.

Market Disruption Event:

The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time” and inserting the words “at any time on any Scheduled Trading Day during the Hedge Period or Calculation Period or” after the word “material,” in the third line thereof.

Notwithstanding anything to the contrary in the Equity Definitions, to the extent that any Exchange Business Day in the Calculation Period or Hedge Period is a Disrupted Day, the Calculation Agent may postpone the Termination Date or the Hedge Completion Date, as the case may be. In such event, the Calculation Agent must determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the VWAP Price for such Disrupted Day shall not be included for purposes of determining the Forward Price or the Hedge Period Reference Price, as the case may be, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the VWAP Price for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions in the Shares on such Disrupted Day effected before the relevant Market Disruption Event occurred and/or after the relevant Market Disruption Event ended, and the weighting of the VWAP Price for the relevant Exchange Business Days during the Calculation Period or Hedge Period, as the case may be, shall be adjusted by the Calculation Agent for purposes of determining the Forward Price or the Hedge Period Reference Price, as the case may be, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

If a Disrupted Day occurs during the Calculation Period or the Hedge Period, and each of the 9 immediately following Scheduled Trading Days is a Disrupted Day, then the Calculation Agent, in its reasonable discretion, may either (i) determine the VWAP Price for such 9th Scheduled Trading Day based on the volume, historical trading patterns and price of the Shares and such other factors as it deems appropriate or (ii) further extend the Hedge Period and/or the Calculation Period as it deems necessary to determine the VWAP Price.

Exchange:	NYSE

Related Exchange(s):	All Exchanges.

Prepayment\Variable Obligation:	Applicable

Prepayment Amount:	For each Transaction, as set forth in the Trade Notification.

Prepayment Date:	Three (3) Exchange Business Days following the Hedge Completion Date.

Counterparty Additional Payment Amount:	For each Transaction, as set forth in the Trade Notification. Counterparty shall pay to GS&Co. the
Counterparty Additional Payment Amount, if any, on the Counterparty Additional Payment Date.

Counterparty Additional Payment Date:	Three (3) Exchange Business Days following the Hedge Completion Date.

Settlement Terms:

Physical Settlement:

Applicable; provided that GS&Co. does not, and shall not, make the agreement or the representations set forth in Section 9.11 of the Equity Definitions related to the restrictions imposed by applicable securities laws with respect to any Shares delivered by GS&Co. to Counterparty under any Transaction.

Number of Shares
to be Delivered:

A number of Shares equal to (a) the Prepayment Amount divided by (b) the Forward Price; provided that the Number of Shares to be Delivered will be not less than the Minimum Shares and not greater than the Maximum Shares. The Number of Shares to be Delivered on the Settlement Date shall be reduced, but not below zero, by (i) any Shares delivered pursuant to the Initial Share Delivery described below and (ii) the Counterparty Reduction Amount, if any.

Excess Dividend
Amount:	For the avoidance of doubt, all references to the Excess Dividend Amount shall be deleted from Section 9.2(a)(iii) of the Equity Definitions.

Settlement Date:	Three (3) Exchange Business Days following the Termination Date.

Settlement Currency:	USD

Initial Share
Delivery:

GS&Co. shall deliver a number of Shares equal to the Minimum Shares to Counterparty on the Initial Share Delivery Date in accordance with Section 9.4 of the Equity Definitions, with the Initial Share Delivery Date deemed to be a “Settlement Date” for purposes of such Section 9.4.

Initial Share Delivery Date:	Three (3) Exchange Business Days following the Hedge Completion Date.

Minimum Shares:	For each Transaction, as set forth in the Supplemental Confirmation.

Maximum Shares:	For each Transaction, as set forth in the Supplemental Confirmation.

Counterparty
Reduction Amount:

The number of Shares specified in the Cash Settlement Notice; provided that if the amount so specified would result in the Number of Shares to be Delivered to be less than zero, then the Counterparty Reduction Amount shall be the amount that would yield a Number of Shares to be Delivered of zero.

Optional Partial Cash
Settlement:

Counterparty may elect Optional Partial Cash Settlement by delivering to GS&Co. no later than the Termination Date a written notice of such election (the “Cash Settlement Notice”); provided that, by making such election, Counterparty shall be deemed to represent to GS&Co. that Counterparty is not aware of any material non-public information regarding Counterparty or the Shares at the time of such election. If Optional Partial Cash Settlement is elected, GS&Co. shall pay to Counterparty on the Settlement Date an amount in cash equal to the product of the Counterparty Reduction Amount and the Relevant Price on the Termination Date, in addition to delivering the Number of Shares to be Delivered on the Settlement Date.

Share Adjustments:

Potential Adjustment
Event:	Notwithstanding anything to the contrary in Section 11.2(e) of the Equity Definitions, an Extraordinary Dividend shall not constitute a Potential Adjustment Event.

Extraordinary
Dividend:

For any calendar quarter, with respect to the first dividend or distribution on the Shares with an ex-dividend date occurring during such calendar quarter (other than any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) or (B) of the Equity Definitions) (each such dividend or distribution, a “Dividend”), such first Dividend if the amount or value thereof (as determined by the Calculation Agent) differs from the Ordinary Dividend Amount, and any subsequent Dividend with an ex-dividend date occurring in the same calendar quarter. For the avoidance of doubt, if there is no Dividend with an ex-dividend date occurring in such calendar quarter, an Extraordinary Dividend shall be deemed to occur on the last day of such calendar quarter.

Ordinary Dividend Amount:	For each Transaction, as set forth in the Supplemental Confirmation.

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Consequences of
Merger Events and
Tender Offers:

(a)	Share-for-Share:	Modified Calculation Agent Adjustment
(b)	Share-for-Other:	Cancellation and Payment
(c)	Share-for-Combined:	Component Adjustment

Determining Party:	GS&Co.

Tender Offer:	Applicable

Nationalization,
Insolvency or Delisting:

Cancellation and Payment; provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange or The NASDAQ National Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

(a)	Change in Law:	Applicable

(b)	Failure to Deliver:	Applicable

(c)	Insolvency Filing:	Applicable

(d)	Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:		3%

Hedging Party:	GS&Co.

Determining Party:	GS&Co.

Non-Reliance/Agreements and Acknowledgements Regarding Hedging Activities/Additional Acknowledgements:	Applicable

Transfer:

Notwithstanding anything to the contrary in the Agreement, GS&Co. may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of GS&Co. under this Transaction, in whole or in part, to an affiliate of GS&Co. that is guaranteed by The Goldman Sachs Group, Inc. without the consent of Counterparty.

GS&Co. Payment Instructions:	Chase Manhattan Bank New York
For A/C Goldman, Sachs & Co.
A/C #930-1-011483
ABA: 021-000021

Counterparty’s Contact Details
for Purpose of Giving Notice:	Tom Friel , Tom.Friel@StationCasinos.com and Rich Haskins, Richard.Haskins@StationCasinos.com.

GS&Co.’s Contact Details for
Purpose of Giving Notice:	Telephone No.:	(212) 902-8996
	Facsimile No.:	(212) 902-0112
Attention: Equity Operations: Options and Derivatives

With a copy to:
Kelly Coffey
Equity Capital Markets
One New York Plaza
New York, NY 10004
	Telephone No.:	(212) 902-1037
	Facsimile No.:	(212) 256-4298

2. Calculation Agent.	GS&Co.

3.             Additional Mutual Representations, Warranties and Covenants. In addition to the representations and warranties in the Agreement, each party represents, warrants and covenants to the other party that:

(a)           Eligible Contract Participant. It is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

(b)           Accredited Investor. Each party acknowledges that the offer and sale of each Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) thereof and the provisions of Regulation D thereunder (“Regulation D”). Accordingly, each party represents and warrants to the other that (i) it has the financial ability to bear the economic risk of its investment in each Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined under Regulation D, (iii) it will purchase each Transaction for investment and not with a view to the distribution or resale thereof in a manner that would violate the Securities Act, and (iv) the disposition of each Transaction is restricted under this Master Confirmation, the Securities Act and state securities laws.

3A.          Additional Representations, Warranties and Covenants of GS&Co. With respect to (i) all purchases of Shares made by GS&Co. during any relevant Hedge Period in respect of any Transaction and (ii) purchases during the related Calculation Period of a number of Shares equal to the Minimum Shares for such Transaction less the number of Shares so purchased during the related Hedge Period in respect of such Transaction, GS&Co. will use good faith efforts to effect such purchases in accordance with Rule 10b-18(b)(2), (3) and (4), and effect calculations in respect thereof, as if those sections applied to GS&Co., taking into account any applicable Securities and Exchange Commission no-action letters as appropriate and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond its control.

4.             Additional Representations, Warranties and Covenants of Counterparty. In addition to the representations, warranties and covenants in the Agreement and those contained herein, as of (i) the date hereof, (ii) the Trade Date and (iii) to the extent indicated below, each day during the Hedge Period and Calculation Period, Counterparty represents, warrants and covenants to GS&Co. that:

(a)           the purchase or writing of each Transaction and the transactions contemplated hereby will not violate Rule 13e-1 or Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)           it is not entering into any Transaction on the basis of, and is not aware of, any material non-public information with respect to the Shares or in anticipation of, in connection with, or to facilitate, a distribution of its securities, a self tender offer or a third-party tender offer;

(c)           each Transaction is being entered into pursuant to a publicly disclosed Share buy-back program and its Board of Directors has approved the use of derivatives to effect the Share buy-back program;

(d)           Counterparty acknowledges that, notwithstanding the generality of Section 13.1 of the Equity Definitions, it acknowledges that GS&Co. is not making any representations or warranties with respect to the treatment of any Transaction under FASB Statements 133 as amended or 150, EITF 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project;

(e)           Counterparty is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)            Counterparty shall report each Transaction as required under Regulation S-K and/or Regulation S-B under the Exchange Act, as applicable;

(g)           during the Hedge Period and the Calculation Period the Shares or securities that are convertible into, or exchangeable or exercisable for Shares are not subject to a “restricted period” as such term is defined in Regulation M promulgated under the Exchange Act and, to the extent that this representation would not be true and correct on any day during the Hedge Period or the Calculation Period, Counterparty agrees to provide written notice to GS&Co. to that effect not later than the Scheduled Trading Day immediately preceding the first day of such restricted period; Counterparty acknowledges that any such notice may cause the Hedge Period or the Calculation Period to be extended or suspended pursuant to Section 5 below; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6 below;

(h)           Counterparty acknowledges that each Transaction is a derivatives transaction in which it has granted GS&Co. an option. GS&Co. may purchase shares for its own account at an average price that may be greater than, or less than, the price paid by Counterparty under the terms of the related Transaction;

(i)            as of the Trade Date, the Prepayment Date, the Initial Share Delivery Date and the Settlement Date, (i) the assets of Counterparty at their fair valuation exceed the liabilities of Counterparty, including contingent liabilities, (ii) the capital of Counterparty is adequate to conduct the business of Counterparty and (iii) Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature; and

(j)            Counterparty is not and, after giving effect to the Transaction, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5.             Suspension of Hedge Period and/or Calculation Period.

(a)           If Counterparty concludes that it will be engaged in a distribution of the Shares for purposes of Regulation M, Counterparty agrees that it will, on one Scheduled Trading Day’s prior written notice, direct GS&Co. not to purchase Shares in connection with hedging any Transaction during the “restricted period” (as defined in Regulation M). If on any Scheduled Trading Day Counterparty delivers written notice (and confirms by telephone) by 8:30 a.m. New York Time (the “Notification Time”) then such notice shall be effective to suspend the Calculation Period or the Hedge Period, as the case may be, as of such Notification Time. In the event that Counterparty delivers notice and/or confirms by telephone after the Notification Time, then the Calculation Period or the Hedge Period, as the case may be, shall be suspended effective as of 8:30 a.m. New York Time on the following Scheduled Trading Day or as otherwise required by law or agreed between Counterparty and GS&Co. The Hedge Period and/or the Calculation Period shall be suspended and the Hedge Completion Date and/or the Termination Date extended for each Scheduled Trading Day in such restricted period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6 below, including, without limitation, the requirement that such notice be made at a time at which none of Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(b)           In the event that GS&Co. concludes, in its good faith discretion, based on advice of outside legal counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by GS&Co.), for it to refrain from purchasing Shares on any Scheduled Trading Day during the Hedge Period or Calculation Period, GS&Co. may by written notice to Counterparty elect to suspend the Hedge Period or Calculation Period, as the case may be, for such number of Scheduled Trading Days as is specified in the notice; provided that GS&Co. may exercise this right to suspend only in relation to events or circumstances that are unknown to it or any of its affiliates at the Trade Date of any Transaction, occur within the normal course of its or any of its affiliates’ businesses, and are not the result of deliberate actions of it or any of its affiliates with the intent to avoid its obligations under the terms of any Transaction. The notice shall not specify, and GS&Co. shall not otherwise communicate to Counterparty, the reason for GS&Co.’s election to suspend the Hedge Period or Calculation Period. The Hedge Period or Calculation Period, as the case may be, shall be suspended and the Valuation Date extended for each Scheduled Trading Day occurring during any such suspension.

(c)           In the event that the Hedge Period or Calculation Period is suspended pursuant to Section 5(a) or 5(b) above during the regular trading session on the Exchange, such suspension shall be deemed to be an additional Market Disruption Event, and the second paragraph under “Market Disruption Event” shall apply to any Disrupted Day occurring during the Hedge Period or the Calculation Period solely as a result of such additional Market Disruption Event.

(d)           In the event that the Calculation Period is extended pursuant to any provision hereof (including, without limitation, pursuant to Section 9(d) below), the Calculation Agent, in its good faith and commercially reasonable discretion, shall adjust any relevant terms of the related Transaction if necessary to preserve as nearly as practicable the economic terms of such Transaction prior to such extension; provided that Counterparty shall not be required to make any additional cash payments or deliver any Shares in connection with any such adjustments.

6.             10b5-1 Plan. Counterparty represents, warrants and covenants to GS&Co. that for each Transaction:

(a)           Counterparty is entering into this Master Confirmation and each Transaction hereunder in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”). It is the intent of the parties that each Transaction entered into under this Master Confirmation comply with the requirements of Rule 10b5-1(c)(1)(i)(A) and (B) and each Transaction entered into under this Master Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

(b)           Counterparty will not seek to control or influence GS&Co. to make “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under any Transaction entered into under this Master Confirmation, including, without limitation, GS&Co.’s decision to enter into any hedging transactions. Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation, each Supplemental Confirmation and each Trade Notification under Rule 10b5-1.

(c)           Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation, the relevant Supplement Confirmation or Trade Notification must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification, waiver or termination shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

7.             Counterparty Purchases.

Counterparty (or any “affiliated purchaser” as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall not, without the prior written consent of GS&Co., directly or indirectly, purchase any Shares, listed contracts on the Shares or securities that are convertible into, or exchangeable or exercisable for Shares (including, without limitation, any Rule 10b-18 purchases of blocks (as defined in Rule 10b-18)) during any Hedge Period or Calculation Period (as extended pursuant to the provisions hereof). During this time, any such purchases by Counterparty shall be made through GS&Co., or if not through GS&Co., with the prior written consent of GS&Co. (which shall not be unreasonably withheld), and in compliance with Rule 10b-18 or otherwise in a manner that Counterparty and GS&Co. believe is in compliance with applicable requirements.

8.             Additional Termination Events. The following will constitute an Additional Termination Event, with Counterparty as the sole Affected Party and all Transactions hereunder as the Affected Transactions:

(a)           An Extraordinary Dividend is declared by the Issuer during the Calculation Period.

Notwithstanding anything to the contrary in the Agreement, upon the occurrence of an Extraordinary Dividend, an Early Termination Date shall occur with respect to the Affected Transactions on the ex-dividend date of such Extraordinary Dividend.

9.             Special Provisions for Merger Transactions. Notwithstanding anything to the contrary herein or in the Equity Definitions,

(a)           Counterparty shall, prior to the opening of trading in the Shares on any day during any Hedge Period or Calculation Period on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act of 1933, as amended) of any Merger Transaction, notify GS&Co. of such public announcement;

(b)           promptly notify GS&Co. following any such announcement that such announcement has been made; and

(c)           promptly provide GS&Co. with written notice specifying (i) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the Announcement Date that were not effected through GS&Co. or its affiliates and (ii) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the Announcement Date. Such written notice shall be deemed to be a certification by Counterparty to GS&Co. that such information is true and correct. In addition, Counterparty shall promptly notify GS&Co. of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may cause the terms of any Transaction to be adjusted or such Transaction to be terminated; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6; and

(d)           GS&Co. in its sole discretion may (i) make adjustments to the terms of any Transaction, including, without limitation, the Termination Date and the Maximum Shares to account for the number of Shares that could be purchased on each day during the Calculation Period in compliance with Rule 10b-18 following such public announcement, provided that Counterparty shall not be required to make any additional cash payments or deliver any Shares in connection with any such adjustments or (ii) treat the occurrence of such public announcement as an Additional Termination Event with Counterparty as the sole Affected Party.

“Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

10.                                 Acknowledgments. The parties hereto intend for:

(a)           Each Transaction to be a “securities contract” as defined in Section 741(7) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”), a “swap agreement” as defined in Section 101(53B) of the Bankruptcy Code, or a “forward contract” as defined in Section 101(25) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 555, 556, and 560 of the Bankruptcy Code;

(b)         A party’s right to liquidate or terminate any Transaction, net out or offset termination values of payment amounts, and to exercise any other remedies upon the occurrence of any Event of Default or any Termination Event under the Agreement with respect to the other party or any Extraordinary Event that results in the termination or cancellation of any Transaction to constitute a “contractual right” (as defined in the Bankruptcy Code);

(c)         Any cash, securities or other property transferred as performance assurance, credit support or collateral with respect to each Transaction to constitute “margin payments” (as defined in the Bankruptcy Code); and

(d)         All payments for, under or in connection with each Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” and “transfers” (as defined in the Bankruptcy Code).

11.           Credit Support Documents. The parties hereto acknowledge that no Transaction hereunder is secured by any collateral that would otherwise secure the obligations of Counterparty herein or pursuant to the Agreement.

12.           Limitation on Set-off. (a)     Notwithstanding anything to the contrary in the Agreement or the Equity Definitions, the calculation of any Settlement Amounts, Unpaid Amounts and amounts owed in respect of cancelled Transactions under Article 12 of the Equity Definitions shall be calculated separately for (A) all Terminated Transactions (it being understood that such term for purposes of this paragraph includes Transactions cancelled pursuant to Article 12 of the Equity Definitions) in the Shares of the Issuer that qualify as equity under applicable accounting rules (collectively, the “Equity Shares”) as determined by the Calculation Agent and (B) all other Terminated Transactions under the Agreement including, without limitation, Transactions in Shares other than those of the Issuer (collectively, the “Other Shares”) and the netting and set-off provisions of the Agreement shall only operate to provide netting and set-off (i) among Terminated Transactions in the Equity Shares and (ii) among Terminated Transactions in the Other Shares. In no event shall the netting and set-off provisions of the Agreement operate to permit netting and set-off between Terminated Transactions in the Equity Shares and Terminated Transactions in the Other Shares.

(b)           The parties agree to amend Section 6 of the Agreement by adding a new Section 6(f) thereto as follows:

“(f) Upon the occurrence of an Event of Default or Termination Event with respect to a party who is the Defaulting Party or the Affected Party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (or any

Affiliate of Y) (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) owed to X (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off effected under this Section 6(f).

Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

(c)           Notwithstanding anything to the contrary in the foregoing, GS&Co. agrees not to set off or net amounts due from Counterparty with respect to any Transaction against amounts due from GS&Co. to Counterparty under obligations other than Equity Contracts. “Equity Contract” means any transaction relating to Shares between the parties (or any of their affiliates) that qualifies as ‘equity’ under applicable accounting rules.

13.           Early Termination. In the event that (i) an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction or (ii) an Extraordinary Event occurs that results in the cancellation or termination of any Transaction pursuant to Article 12 of the Equity Definitions (except, in the case of clause (ii), a Merger Event in which the consideration or proceeds to be paid to holders of Shares consists solely of cash), if GS&Co. would owe any amount to Counterparty pursuant to Section 6(d)(ii) of the Agreement or any Cancellation Amount pursuant to Article 12 of the Equity Definitions (in each case, calculated as if the Transactions being terminated or cancelled on such Early Termination Date or as a result of such Extraordinary Event were the sole Transactions under the Agreement) (any such amount, a “GS&Co. Amount”), then, in lieu of any payment of such GS&Co. Amount, Counterparty may, no later than the Early Termination Date or the date on which such Transaction is cancelled or terminated, as the case may be, elect for GS&Co. to deliver to Counterparty a number of Shares (or, in the case of a Merger Event, a number of units, each comprising the number or amount of the securities or property that a hypothetical holder of one Share would receive in such Merger Event (each such unit, an “Alternative Delivery Unit” and, the securities or property comprising such unit, “Alternative Delivery Property”)) with a value equal to the GS&Co. Amount, as determined by the Calculation Agent (and the parties agree that, in making such determination of value, the Calculation Agent may take into account a number of factors, including the market price of the Shares or Alternative Delivery Property on the date of early termination and the prices at which GS&Co. purchases Shares or Alternative Delivery Property to fulfill its share-delivery obligations under this Section 13); provided that in determining the composition of any Alternative Delivery Unit, if the relevant Merger Event involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

14.           Payment Date upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii) of the Agreement, all amounts calculated as being due in respect of an Early Termination Date under Section 6(e) of the Agreement will be payable on the day that notice of the amount payable is effective; provided that if Counterparty elects to receive Shares or Alternative Delivery Property in accordance with Section 13, such Shares or Alternative Delivery Property shall be delivered on a date selected by GS&Co.

15.           Special Provisions for Counterparty Payments. The parties hereby agree that, notwithstanding anything to the contrary herein or in the Agreement, in the event that (i) an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction and, as a result, Counterparty owes to GS&Co. an amount calculated under Section 6(e) of the Agreement or (ii) an Extraordinary

Event occurs that results in the termination or cancellation of any Transaction pursuant to Article 12 of the Equity Definitions and, as a result, Counterparty owes to GS&Co. a Cancellation Amount or other amount in respect of such Transaction (in each case, calculated as if the Transactions being terminated or cancelled on such Early Termination Date or as a result of such Extraordinary Event were the sole Transactions under the Agreement), such amount shall be deemed to be zero.

16.           Claim in Bankruptcy. GS&Co. agrees that in the event of the bankruptcy of Counterparty, GS&Co. shall not have rights or assert a claim that is senior in priority to the rights and claims available to the shareholders of the common stock of Counterparty.

17.           Governing Law. The Agreement, this Master Confirmation, each Supplemental Confirmation and all matters arising in connection with the Agreement, this Master Confirmation and each Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine).

18.                                 Offices.

(a)           The Office of GS&Co. for each Transaction is: One New York Plaza, New York, New York 10004.

(b)           The Office of Counterparty for each Transaction is: 2411 West Sahara Avenue, Las Vegas, Nevada 89102.

19.           Arbitration. The Agreement, this Master Confirmation and each Supplemental Confirmation are subject to the following arbitration provisions:

(a)           All parties to this Confirmation are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

(b)           Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.

(c)           The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.

(d)           The arbitrators do not have to explain the reason(s) for their award.

(e)           The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry, unless Counterparty is a member of the organization sponsoring the arbitration facility, in which case all arbitrators may be affiliated with the securities industry.

(f)            The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

(g)           The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Confirmation.

Counterparty agrees that any and all controversies that may arise between Counterparty and GS&Co., including, but not limited to, those arising out of or relating to the Agreement or any Transaction hereunder, shall be determined by arbitration conducted before The New York Stock Exchange, Inc. (“NYSE”) or NASD Dispute Resolution (“NASD-DR”), or, if the NYSE and NASD-DR decline to hear the matter, before the American Arbitration Association, in accordance with their arbitration rules then in force. The award of the arbitrator shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) Counterparty is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Confirmation except to the extent stated herein.”

20.           Counterparty hereby agrees (a) to check this Master Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to any particular Transaction to which this Master Confirmation relates, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, Facsimile No. 212-428-1980/83.

Yours faithfully,

GOLDMAN, SACHS & CO.

By:	/s/ Frank J. Hujber
Authorized Signatory

Agreed and Accepted By:

STATION CASINOS INC

By:	/s/ Glenn C. Christenson
Name:
Title: